Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 12, 2007 relating to the financial statements and financial statement schedule which appears in Aruba Network, Inc.’s Annual Report on Form 10-K for the year ended July 31, 2007.
/s/ PricewaterhouseCoopers LLP
San Jose, California
March 28, 2008